RAPID RETRIEVAL SYSTEMS, INC.
                 (A Development Stage Company)
                         Balance Sheet
                    as of September 30, 2000

ASSETS
Current Assets                                       $       2,196
     Cash and cash equivalents
     Accounts receivable                        ---------------
                         Total Current Assets           2,196

Property and Equipment
     Equipment                                        240,180
     Furniture and fixtures                           6,672
     Leasehold improvements                    54,910
                                                          ---------------
                                                              301,762
   Accumulated depreciation                 (29,825)
                                                          ---------------
          Net Property and Equipment     271,937

Other Assets
     Investment in RRSI                       250,000
     Deposit on building                        50,000
                                                          ---------------
                                                         $574,133
                                                          ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
     Accounts payable                        $  44,701
     Note payable to stockholders       156,200
                                                          ---------------
                Total Current Liabilities   200,901

STOCKHOLDER'S EQUITY
     Common stock ($.001 par value, 75,000,000 shares
     authorized, 10, 852,500 shares issued
     and outstanding                                10,853
     Receivable Shareholder
     Additional paid-in capital           1,083,163
     Deficit accumulated in the
       development stage                      (720,784)
                                                          ---------------
      Total Stockholder's Equity           373,232
                                                          ---------------
                                                         $574,1333
                                                        =========

Unaudited - For management discussion & analysis only.

                 RAPID RETRIEVAL SYSTEMS, INC.
                 (A Development Stage Company)
                    Statement of Operations
        For the period from Inception, November 2, 1999,
                     to September 30, 2000

Operating Expenses
     Development, general and administrative       $     781,784
                                                                             ------------------
                                                Operating Loss              781,784

Other Income
     Rental income                                                           61,000
                                                                             ------------------

Loss before provision for income taxes                     (720,784)

Provisions for income taxes                                                   -
                                                                             ------------------
                                                Net Loss               $     (720,784)
                                                                             ==========

Earnings per share:
     Basic and diluted                                            $
                                                                             ==========

Basic and diluted weighted average shares outstanding
















Unaudited - For management discussion & analysis only.

                 RAPID RETRIEVAL SYSTEMS, INC.
                 (A Development Stage Company)
        For the period from Inception, November 2, 1999
                     to September 30, 2000

Operating Activities
     Net (loss)                                                                                       $     (720,784)
     Adjustments to reconcile net (loss) to
       Net cash used by operating activities
          Depreciation                                                                                       29,825
          Common stock issued for services                                                   160,000
          Changes in operating assets and liabilities
               Increase in accounts payable                                                         44,701
               Increase in accrued expenses                                                                 0
                         Net Cash (Used in) Provided by Operating Activities     (486,258)

Investing Activities
     Purchase of property and equipment                                                    (301,762)
     Purchase of RRSI                                                                                  (250,000)
     Deposit on building                                                                                 (50,000)
                                                                                                           -----------------------
                                Net Cash Used in Investing Activities                        (601,762)

Financing Activities
     Advances from stockholders                                                                    156,200
     Conversion of founder's debt                                                                   255,000
     Proceeds from sale of stock                                                                     679,016
                                                                                                           -----------------------
                       Net Cash Provided by Financing Activities                        1,090,216
                                                                                                           -----------------------

                               Change in Cash and Cash Equivalents                               2,196

Cash and cash equivalents, beginning of period                                                      0
                                                                                                           -----------------------
Cash and cash equivalents, end of period                                         $              2,196



Unaudited - For management discussion & analysis only.